Exhibit 99.1
EverCommerce Announces First Quarter 2026 Financial Results
Denver, CO (May 7, 2026) EverCommerce Inc. ("EverCommerce" or the "Company") (NASDAQ: EVCM), a leading service commerce platform, today announced financial results for the quarter ended March 31, 2026.
First Quarter 2026 Financial Highlights
•Revenue from continuing operations of $147.5 million, an increase of 3.6% compared to $142.3 million for the quarter ended March 31, 2025. Pro Forma Revenue increased 3.0% to $147.5 million, compared to $143.2 million for the quarter ended March 31, 2025.
•Subscription and transaction fees revenue from continuing operations of $142.1 million, an increase of 3.1% compared to $137.8 million for the quarter ended March 31, 2025. Pro Forma subscription and transaction fees revenue increased 2.5% to $142.1 million, compared to $138.7 million for the quarter ended March 31, 2025.
•Net income from continuing operations was $7.2 million, or $0.04 per basic and diluted share, for the quarter ended March 31, 2026, compared to $0.9 million, or $0.01 per basic and diluted share, for the quarter ended March 31, 2025.
•Adjusted EBITDA from continuing operations was $40.7 million for the quarter ended March 31, 2026, compared to $44.9 million for the quarter ended March 31, 2025.

"EverCommerce's first quarter results exceeded the midpoint of the guidance range for both Revenue and Adjusted EBITDA,” said Eric Remer, EverCommerce’s Founder and CEO. “More importantly, we feel confident that we are on the right track to accelerate growth in the back half of the year and into 2027.”

A reconciliation of GAAP to Non-GAAP measures has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Key Performance Metrics.”
Share Repurchases
The Company repurchased and retired 1.3 million shares of common stock for approximately $13.9 million during the three months ended March 31, 2026. As of March 31, 2026, $33.9 million remained available under the Repurchase Program.
Repurchases under the program may be made from time to time in the open market at prevailing market prices or in privately negotiated transactions. Open market repurchases will be structured to occur within the pricing and volume requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate the Company to acquire any particular amount of common stock and the program may be extended, modified, suspended or discontinued at any time at the Company’s discretion. The Company expects to fund repurchases with cash on hand.

Business Outlook
Based on information as of today, May 7, 2026, the Company is issuing the following financial guidance for the second quarter 2026 and full year 2026.
Second Quarter 2026:
•Revenue is expected to be in the range of $150.5 million to $153.5 million.
•Adjusted EBITDA is expected to be in the range of $41 million to $43 million.
Full Year 2026:
•Revenue is expected to be in the range of $612 million to $632 million.
•Adjusted EBITDA is expected to be in the range of $183 million to $191 million.
A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain charges excluded from this non-GAAP measure; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. It is important to note that these charges could be material to EverCommerce's results computed in accordance with GAAP.
Conference Call Information
EverCommerce’s management team will hold a conference call to discuss our first quarter 2026 results and outlook today, May 7, 2026, at 5:00 p.m. ET. Please visit the "Investor Relations" page of the Company's website (https://investors.evercommerce.com) for both telephonic and webcast access to this call as well as a copy of the presentation materials used on the call. An archive replay will be available following the conclusion of the call.
Investor Contact
Brad Korch
SVP and Head of Investor Relations
720-796-7664
IR@evercommerce.com
Media Contact
Jeanne Trogan
VP of Communications
737-465-2897
Press@evercommerce.com
About EverCommerce
EverCommerce (Nasdaq: EVCM) is an AI platform for the service economy, enabling more than 745,000 SMB customers worldwide with software that helps them schedule and manage work, communicate with customers and patients, bill and get paid, and build lasting customer relationships. With its EverPro, EverHealth, and EverWell brands specializing in the Home, Health, and Wellness service industries, EverCommerce delivers AI-driven workflows that matter most so service professionals can spend more time delivering great outcomes and less time on administrative work. Learn more at EverCommerce.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our future operations and financial results, AI based tools and anticipated expansion efforts, future stock repurchases, our potential for growth and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our limited operating history and evolving business; our historical growth rates may not be sustainable or indicative of future growth; we have experienced net losses in the past and we may not achieve profitability in the future; we may continue to experience significant quarterly and annual fluctuations in our operating results due to a number of factors, which makes our future operating results difficult to predict; in order to support the growth of our business and our acquisition strategy, we may need to incur additional indebtedness or seek capital through new equity or debt financings; we may not be able to continue to expand our share of our existing vertical markets or expand into new vertical markets; we face intense competition in each of the industries in which we operate; the industries in which we operate are rapidly evolving and the market for technology-enabled services that empower SMBs is relatively immature and unproven; we are subject to economic and political risk, the business cycles of our clients and changes in the overall level of consumer and commercial spending, which could negatively impact our business, financial condition and results of operations; we are dependent on payment card networks, such as Visa and MasterCard, and payment processors, such as Worldpay and PayPal, and if we fail to comply with the applicable requirements of our payment networks or our payment processors, they can seek to fine us, suspend us or terminate our agreements and/or terminate our registrations through our bank sponsors; the inability to keep pace with rapid developments and changes in the electronic payments market or to introduce, develop and market new and enhanced versions of our software solutions; real or perceived errors, failures or bugs in our solutions; our and our third-party providers' exposure to cybersecurity risks and incidents; our use of AI technologies and evolving regulatory framework governing the use of such technologies; our estimated total addressable market is subject to inherent challenges and uncertainties; failure to effectively develop and expand our sales and marketing capabilities; impairment in the value of our goodwill or intangible assets; our information technology systems and our third-party providers’ information technology systems, including Worldpay, PayPal and other payment processing partners, may fail or our third-party providers may discontinue providing their services or technology generally or to us specifically; the impact of a future pandemic, epidemic or outbreak of an infectious disease on our business, financial condition and results of operations, as well as the business or operations of third parties with whom we conduct business; our success in achieving our objectives through acquisitions, divestitures or other strategic transactions; our revenues and profits generated through acquisitions may be less than anticipated, and we may fail to uncover all liabilities of acquisition targets; risks related to scrutiny on environmental sustainability and social initiatives; our ability to adequately protect or enforce our intellectual property and other proprietary rights; risk of patent, trademark and other intellectual property infringement claims; the impact of our use of AI technologies on our ability to obtain intellectual property protection in our solutions; risks related to governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, and our actual or perceived failure to comply with such obligations; risks related to our sponsor stockholders agreement and qualifying as a “controlled company” under the rules of The Nasdaq Stock Market; as well as the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 and updated by our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Non-GAAP Financial Measures and Key Performance Metrics
EverCommerce has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). EverCommerce uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing EverCommerce’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures. Unless otherwise indicated, all non-GAAP financial measures are presented on the basis of continuing operations only.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with EverCommerce’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of EverCommerce’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, Pro Forma Subscription and Transaction Fees Revenue Growth Rate. Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate are key performance measures that our management uses to assess our consolidated operating performance from continuing operations over time. Management also uses these metrics for planning and forecasting purposes.
Our year-over-year Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate are calculated as though all acquisitions and divestitures completed as of the end of the latest period were completed as of the first day of the prior year period presented. In calculating Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate, we add the revenue from acquisitions for the reporting periods prior to the date of acquisition (including estimated purchase accounting adjustments) and exclude revenue from divestitures for the reporting periods prior to the date of divestiture, and then, calculate our revenue growth rate between the two reported periods. As a result, these metrics include pro forma revenue from businesses acquired and excludes revenue from businesses divested of during the period, including revenue generated during periods when we did not yet own the acquired businesses and excludes revenue prior to the divestiture of the business. In including such pre-acquisition revenue and excluding pre-divestiture revenue, these metrics allow us to measure the underlying revenue growth of our business as it stands as of the end of the respective period, which we believe provides insight into our then-current operations. Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate do not represent organic revenue generated by our business as it stood at the beginning of the respective period. Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate are not necessarily indicative of either future results of operations or actual results that might have been achieved had the acquisitions and divestitures been consummated on the first day of the prior year period presented. We believe that these metrics are useful to investors in analyzing our financial and operational performance period over period and evaluating the growth of our business, normalizing for the impact of acquisitions and divestitures. These metrics are particularly useful to management due to the number of acquired entities.
Adjusted Gross Profit. Adjusted Gross Profit is a key performance measure that our management uses to assess our operational performance, as it represents the results of revenues and direct costs, which are key components of our operations. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it reflects the gross profitability of our operations, and excludes the indirect costs associated with our sales and marketing, product development, general and administrative activities, and depreciation and amortization, and the impact of our financing methods and income taxes.

Gross profit is calculated as total revenues less cost of revenues (exclusive of depreciation and amortization), amortization of developed technology, amortization of capitalized software and depreciation expense (allocated to cost of revenues). We calculate Adjusted Gross Profit as gross profit adjusted to exclude depreciation and amortization allocated to cost of revenues. Adjusted Gross Profit should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss) or profitability.
Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA and Adjusted EBITDA margin are key performance measures that our management uses to assess our financial performance and are also used for internal planning and forecasting purposes. We believe that these non-GAAP financial measures are useful to investors and other interested parties in analyzing our financial performance because they provide a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of net income (loss) to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.
Adjusted EBITDA and Adjusted EBITDA margin are used by our management team as additional measures of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA and Adjusted EBITDA margin help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income (loss) or income (loss) from continuing operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Our Management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude interest and other expense, net, income tax expense (benefit), depreciation and amortization, other amortization, stock-based compensation, and transaction-related and other non-recurring or unusual costs. Other amortization includes amortization for capitalized contract acquisition costs. Transaction-related costs are specific deal-related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. Other non-recurring or unusual costs are expenses such as impairment charges, (gains) losses from divestitures, system implementation costs including amortization of cloud-based software implementation costs, executive separation costs, severance expense related to planned restructuring activities, and costs associated with integration and transformational improvements. Transaction-related and other non-recurring or unusual costs are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss).

EverCommerce Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share and share amounts)
(unaudited)

	March 31,	December 31,
	2026	2025

Assets
Current assets:
Cash and cash equivalents	$129,316	$129,730
Accounts receivable, net of allowance for expected credit losses of $3.5 million and $3.6 million at March 31, 2026 and December 31, 2025, respectively	38,474	37,046
Contract assets	11,505	11,612
Prepaid expenses and other current assets	36,506	34,391
Total current assets	215,801	212,779
Property and equipment, net	6,043	5,744
Capitalized software, net	62,610	58,968
Other non-current assets	37,760	36,261
Intangible assets, net	152,940	164,240
Goodwill	893,124	893,802
Total assets	1,368,278	1,371,794
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,122	$5,125
Accrued expenses and other	52,198	55,836
Deferred revenue	21,554	21,670
Customer deposits	12,513	12,519
Current maturities of long-term debt	5,500	5,500
Total current liabilities	103,887	100,650
Long-term debt, net of current maturities and deferred financing costs	516,666	517,891
Other non-current liabilities	33,756	36,380
Total liabilities	654,309	654,921
Stockholders’ equity:
Preferred stock, $0.00001 par value, 50,000,000 shares authorized and no shares issued or outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.00001 par value, 2,000,000,000 shares authorized and 177,250,834 and 178,111,971 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	2	2
Accumulated other comprehensive loss	(13,547)	(12,686)
Additional paid-in capital	1,363,808	1,373,022
Accumulated deficit	(636,294)	(643,465)
Total stockholders’ equity	713,969	716,873
Total liabilities and stockholders’ equity	$1,368,278	$1,371,794

EverCommerce Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share and share amounts)
(unaudited)

	Three months ended March 31,
	2026	2025

Revenues:
Subscription and transaction fees	$142,099	$137,779
Other	5,366	4,494
Total revenues	147,465	142,273
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization presented separately below)	32,684	31,188
Sales and marketing	33,087	28,783
Product development	21,199	19,963
General and administrative	32,672	31,281
Depreciation and amortization	15,115	16,768
Loss on sale and impairments	131	85
Total operating expenses	134,888	128,068
Operating income	12,577	14,205
Interest and other expense, net	(4,774)	(12,759)
Net income from continuing operations before income tax expense	7,803	1,446
Income tax expense	(632)	(512)
Net income from continuing operations	7,171	934
Loss from discontinued operations, net of income tax	—	(8,647)
Net income (loss)	7,171	(7,713)
Other comprehensive income (loss):
Foreign currency translation (loss) gain, net	(861)	477
Comprehensive income (loss)	$6,310	$(7,236)

Basic net income (loss) per share attributable to common stockholders:
Continuing operations	$0.04	$0.01
Discontinued operations	—	(0.05)
Total	$0.04	$(0.04)

Diluted net income (loss) per share attributable to common stockholders:
Continuing operations	$0.04	$0.01
Discontinued operations	—	(0.05)
Total	$0.04	$(0.04)

Weighted-average shares of common stock outstanding used in computing net income (loss) per share:
Basic	177,679,140	183,467,698
Diluted	180,415,914	185,222,240

EverCommerce Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended March 31,
	2026	2025
Cash flows provided by operating activities:
Net income (loss)	$7,171	$(7,713)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,115	17,959
Stock-based compensation expense	5,881	6,940
Deferred taxes	207	(335)
Amortization of deferred financing costs and non-cash interest	292	396
Loss on sale and impairments	131	9,518
Bad debt expense	704	832
(Gain) loss on interest rate swap valuation adjustments	(2,954)	3,856
Other non-cash items	1,695	1,270
Changes in operating assets and liabilities:
Accounts receivable, net	(2,183)	(3,123)
Prepaid expenses and other current assets	(2,161)	(1,621)
Other non-current assets	(689)	(340)
Accounts payable	7,011	455
Accrued expenses and other	(4,332)	3,973
Deferred revenue	(76)	1,616
Other non-current liabilities	(1,210)	(3,005)
Net cash provided by operating activities	24,602	30,678
Cash flows used in investing activities:
Purchases of property and equipment	(856)	(493)
Capitalization of software costs	(7,187)	(5,065)
Proceeds from disposition of fitness solutions, net of transaction costs, cash and restricted cash	—	(85)
Net cash used in investing activities	(8,043)	(5,643)
Cash flows used in financing activities:
Payments on long-term debt	(1,375)	(1,375)
Exercise of stock options, net	683	1,385
Employee taxes paid for RSU withholdings	(1,847)	(1,182)
Repurchase and retirement of common stock	(13,834)	(11,095)
Net cash used in financing activities	(16,373)	(12,267)
Effect of foreign currency exchange rate changes on cash	(600)	(142)
Net (decrease) increase in cash, cash equivalents and restricted cash, including cash and restricted cash classified as held for sale	(414)	12,626
Cash, cash equivalents and restricted cash, including cash and restricted cash classified as held for sale:
Beginning of period	129,730	135,782
End of period	$129,316	$148,408
Supplemental disclosures of cash flow information:
Cash paid for interest	$7,816	$9,088
Cash paid for income taxes	$265	$2,531

EverCommerce Inc.
Non-GAAP Financial Measures and Key Performance Metrics
(unaudited)

	Three months ended March 31,
	2026	2025
	(in thousands)

Pro Forma Revenue:
Revenue	$147,465	$142,273
Plus acquisition revenue (1)	—	921
Pro Forma Revenue	$147,465	$143,194
(1) Acquisition revenue includes the estimated revenue associated with ZyraTalk prior to the September 15, 2025 acquisition date (see the Pro Forma Revenue and Pro Forma Revenue Growth Rate definition under Non-GAAP financial measures and Key Performance Metrics).

	Three months ended March 31,
	2026	2025
	(in thousands)

Pro Forma Subscription and Transaction Fees Revenue:
Subscription and transaction fees revenue	$142,099	$137,779
Plus acquisition revenue (1)	—	921
Pro Forma Subscription and Transaction Fees Revenue	$142,099	$138,700
(1) Acquisition revenue includes the estimated revenue associated with ZyraTalk prior to the September 15, 2025 acquisition date (see the Pro Forma Subscription and Transaction Fees Revenue and Pro Forma Subscription and Transaction Fees Revenue Growth Rate definition under Non-GAAP financial measures and Key Performance Metrics).

	Three months ended March 31,
	2026	2025
	(in thousands)

Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit from continuing operations	$109,884	$106,433
Depreciation and amortization	4,897	4,652
Adjusted gross profit from continuing operations	$114,781	$111,085

	Three months ended March 31,
	2026	2025
	(in thousands)

Reconciliation from Net Income to Adjusted EBITDA:
Net income from continuing operations	$7,171	$934
Adjusted to exclude the following:
Interest and other expense, net	4,774	12,759
Income tax expense	632	512
Depreciation and amortization	15,115	16,768
Other amortization	1,702	1,482
Stock-based compensation expense	5,881	6,755
Transaction-related and other non-recurring or unusual costs	5,394	5,735
Adjusted EBITDA from continuing operations	$40,669	$44,945